 Exhibit 32.1

CERTIFICATIONS
PURSUANT TO SECTION 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his capacity as the principal executive officer and principal financial officer of Greenway Medical Technologies, Inc. (the “Company”), as the case may be, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that, to the best of his knowledge:

1.	This Quarterly Report on Form 10-Q for the period ended December 31, 2011 (this “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.
The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Quarterly Report.

Date: March 14, 2012	/s/ Wyche T. Green, III
Wyche T. Green, III
Chief Executive Officer
(Principal Executive Officer)

Date: March 14, 2012	/s/ James A. Cochran
James A. Cochran
Chief Financial Officer
(Principal Financial and Accounting Officer)